EXHIBIT 1.2

                                     [Date]

                                [CORPORATE LOGO]

                            ANHEUSER-BUSCH COMPANIES

                                MEDIUM-TERM NOTES

                             DISTRIBUTION AGREEMENT

[Agent(s)]


Dear Sirs:

     Anheuser-Busch Companies, Inc., a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $___________ aggregate principal amount of its Medium-Term Notes (or the equivalent thereof in other currencies including composite currencies)(the "Securities"). The Securities are to be issued under an Indenture dated as of ______________ (the "Indenture") between the Company and _____________ (the "Trustee") and will be issued in such currencies and in such denominations thereof and will bear interest at such rates to be provided in a supplement to the Prospectus referred to below. Pursuant to a Supplemental Agreement, to be delivered on or prior to the date of initial issuance of the Securities, Anheuser-Busch, Incorporated, a wholly-owned subsidiary of the Company, will agree to be jointly and severally liable with the Company in respect of the payment of the Securities.

     The Company hereby appoints each of you as its agent ("Agent"), on a non-exclusive basis, for the purpose of soliciting offers to purchase the Securities from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of you agrees to use your reasonable best efforts to solicit offers to purchase Securities upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any Agent may also purchase Securities as principal pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section 2(b) hereof. Each of you shall communicate to the Company, orally or in writing, each offer to purchase Securities received by you as Agent which in the judgment of the Agent should be considered by the Company. The Company shall have the sole right to accept offers to purchase Securities and may reject any offer in whole or in part. Each of you shall have the right to reject any offer to purchase Securities which the Agent receiving the offer considers to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein. In acting under this Agreement and in connection with the sale of any Securities by the Company (other than Securities sold to any of you pursuant to a Terms Agreement), each of you is acting

Exhibit 1.2                             1
solely as an Agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of the Securities.

     1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of you as follows:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") registration statements on such Form (Registration No. 333-11929 and No. 33-_____) which became effective on October 3, 1996 and ________ ___, 1997, respectively, for the registration under the Act of the Securities. Such registration statements, including the prospectus constituting a part thereof and the exhibits thereto, as amended at the date of the sale of any Securities, are hereinafter together referred to as the "Registration Statement." The Indenture has been qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Company has duly authorized the issuance of the Securities. The Registration Statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material aspects with said Rule. The Company proposes to file with the Commission from time to time, pursuant to Rule 424(b) under the Act, supplements to the prospectus relating to the Securities included in the Registration Statement which will describe certain terms of the Securities and prior to any such filing will advise each of you of all further information (financial and other) with respect to the Company to be set forth therein. Such prospectus in the form in which it appears in the Registration Statement is called the "Basic Prospectus". The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements specifically relating to any Securities sold pursuant to this Agreement (the "Prospectus Supplement"), as filed with, or included for filing to, the Commission pursuant to Rule 424 under the Act. Any reference herein to the Registration Statement, Basic Prospectus and Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied, or will comply, when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Act relating to the Securities, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations thereunder and (iv) the Registration Statement and the Prospectus at the date of the Prospectus Supplement do not contain and, as further amended or supplemented, if applicable, as of their respective dates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus which are based upon information furnished to the Company in writing by each of you expressly for use therein.

     2. SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

          (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of you will use your reasonable best efforts to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus as then amended or supplemented; provided, however, that each of you hereby represents and agrees that you will not make any representations or use any information other than that set forth in the Prospectus as then

Exhibit 1.2                             2
amended or supplemented or solicit any offer to purchase the Securities other than by means of the Prospectus as then amended or supplemented.

     The Company reserves the right, in its sole discretion, to instruct each of you to suspend at any time, for any period of time or permanently, the solicitations of offers to purchase the Securities. Upon receipt of notice from the Company, you will forthwith suspend solicitations of offers to purchase Securities from the Company until such time as the Company has advised you that such solicitation may be resumed. During the period of time that this Agreement is suspended the Company shall not be required to deliver any opinions or letters in accordance with Sections 3(i) and (j); provided, however, that none of you shall be required to resume soliciting offers to purchase Securities until the Company has delivered such opinions or letters as requested by any of you if any of the events described in Sections 3(i) and (j) have occurred during the period of suspension.

     The Company agrees to pay each Agent, as consideration for the sale of any Securities resulting from a solicitation made by you, a commission in the form of a discount from the principal amount of each Security sold by the Company hereunder equal to the applicable amounts set forth in Schedule A attached hereto or such other amounts as may be agreed to by the Company and such Agent.

          (b) Purchases as Principal. Each sale of Securities to an Agent acting as principal shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Securities and the purchase and re-offering thereof by such Agents who are parties thereto. Each such separate agreement (which may be substantially in the form of Exhibit A hereto or which may be an oral agreement confirmed by an exchange of a standard form of a written confirmation between an Agent and the Company) is herein referred to as a "Terms Agreement". An Agent's commitment to purchase Securities as principal whether pursuant to a Terms Agreement in the form of Exhibit A hereto or pursuant to such written confirmation thereof shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each agreement by an Agent to purchase Securities as principal (whether pursuant to a Terms Agreement substantially in the form of Exhibit A hereto or a written confirmation thereof) shall specify the principal amount of Securities to be purchased pursuant thereto, the maturity date thereof, the price to be paid to the Company for such Securities, interest rate and interest rate formula, if any, applicable to such Securities and any other terms of such Securities, and the time and place of delivery of and payment for such Securities (the "Settlement Date"). Such Terms Agreement shall also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof.

     Unless otherwise specified in the Terms Agreement, Notes which an Agent purchases as principal may be resold to other dealers. Any such sales in connection with fixed price offerings shall be at a discount which shall not exceed the amount set forth in the Prospectus, as amended or supplemented in connection with the sale of such Notes.

          (c) Procedures. Each of you and the Company agree to perform the respective duties and obligations specifically provided to be performed pursuant to written administrative procedures, if any, as may be agreed by each of you and the Company from time to time (the "Procedures"). The Procedures may be amended only by written agreement of the Company and each of you.

          (d) Delivery. The documents required to be delivered by Section 4 of this Agreement shall be delivered at your office not later than 6:00 p.m. New York time on the date of the first sale of Securities hereunder, or at such other time as you and the Company may agree upon in writing as the closing date for this Agreement (the "Closing Date").

     3. AGREEMENTS. The Company agrees with each of you that:

Exhibit 1.2                             3

          (a) Prior to the termination of the offering of the Securities pursuant to this Agreement, the Company will not file any amendment of the Registration Statement or any Prospectus Supplement relating to the Securities unless the Company has previously furnished to each of you a copy thereof for your review and will not file any such proposed amendment or supplement to which any of you reasonably object; provided, however, that (1) the foregoing requirement shall not apply (i) to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered of you promptly after being mailed for filing with the Commission, or
(ii) to any supplements which relate to securities offered pursuant to arrangements with other purchasers or agents, and which do not relate to Securities being offered by you and (2) in the case of a supplement which relates to Securities being offered by some, but not all, of the Agents, the Company shall not be required to provide a copy to the other Agents. In the case of such a supplement which does not relate to Securities being offered by any of the Agents, the Company will provide a copy thereof to at least one of the Agents for its review prior to filing such supplement with the Commission. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be mailed to the Commission for filing pursuant to Rule 424(b) or will promptly cause each Prospectus Supplement to be filed with the Commission pursuant to said Rule. The Company will promptly advise you (i) of the filing of any amendment or supplement (except as referred to above in this paragraph) to the Basic Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Basic Prospectus or for any additional information in respect thereof, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to any other suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs or condition exists as a result of which the Registration Statement or the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of the Company, it is necessary at any time to amend or supplement the Registration Statement or the Basic Prospectus, as then amended or supplemented, to comply with the Act, the Company promptly will notify you to suspend solicitation of offers to purchase Securities and, if so notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented; and in such circumstance, the Company shall amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, the Company will so advise you promptly by telephone (with confirmation in writing) and will prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, which will include a description of such facts or events and/or will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to each of you in such quantities as each of you may reasonably request; and, if such amendment or supplement and any documents, certificates and opinions furnished to each of you pursuant to paragraphs (h), (i) and (j) below in connection with the preparation or filing of such amendment or supplement are reasonably satisfactory in all respects to each of you, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement you will resume the solicitation of offers to purchase Securities hereunder. Notwithstanding the foregoing, the provisions of this Section may be modified by the parties in any Terms Agreement or schedule thereto.

          (c) The Company will make generally available to its security holders and to you as soon as practicable an earnings statement covering a twelve-month period beginning after the date of the sale of any

Exhibit 1.2                             4

Securities hereunder which shall satisfy the provisions of Section 11(a) of the Act and the applicable rules and regulations thereunder.

          (d) The Company will furnish to you without charge a copy of the Registration Statement including exhibits and, if any of you so request, materials, if any, incorporated by reference therein and, during the period mentioned in Section 3(b) above, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Exchange Act, which are deemed to be incorporated by reference in the Prospectus.

          (e) The Company will arrange to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any of you shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as any of you may designate; provided, however, that the Company shall not be obligated to enter into any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

          (f) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the Securities, (iii) the fees and disbursements of the Company's accountants and of the Trustee and its counsel, (iv) the reasonable fees and disbursements of your counsel in connection with the preparation of this Agreement and the prospectus supplement relating to the Securities, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements to counsel in connection therewith and in connection with the preparation of any Blue Sky Memorandum and any Legal Investment Memorandum, (vi) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments or supplements thereto, (vii) the printing and delivery to you of copies of the Indenture and any Blue Sky Memorandum and Legal Investment Memorandum, (viii) any fees charged by rating agencies for the rating of the Securities, (ix) any advertising expenses incurred with the approval of the Company and (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

          (g) Each acceptance by the Company of an offer for the purchase of Securities and each sale of Securities to any of you pursuant to a Terms Agreement shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to any of you pursuant hereto are true and correct in all material respects at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery to the purchaser or his agent, or to each of you of the Securities relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Basic Prospectus as amended and supplemented to each such time).

          (h) Each time the Registration Statement or the Basic Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates or maturities offered on the Securities, for a change deemed immaterial in your reasonable opinion or for the terms of securities not being offered by you), or if so indicated in the applicable Terms Agreement, each time the Company sells Securities to any of you pursuant to a Terms Agreement, the Company will deliver or cause to be delivered forthwith to the applicable Agent a certificate of the Company signed by the Chairman of the Board, the President, the Vice Chairman of the Board, the Treasurer, any Assistant Treasurer or any Vice President, dated the date of the effectiveness of such amendment or the date of filing of such

Exhibit 1.2                             5
supplement, or the date of such sale, as the case may be, in form reasonably satisfactory to the applicable Agent, to the effect that the statements of the Company contained in the certificate referred to in Section 4(c) which was last furnished to such Agent (either pursuant to Section 4(c) or pursuant to this Section 3(h)), are true and correct as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

          (i) Each time the Registration Statement or the Basic Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates or maturities offered on the Securities, for a change deemed immaterial in your reasonable opinion or for the terms of securities not being offered by you), if in your reasonable judgment the information contained in the amendment or supplement is of such a nature that opinions of counsel should be furnished, or if so indicated in the applicable Terms Agreement, each time the Company sells Securities to any of you pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the applicable Agent a written opinion of counsel for the Company. Any such opinion shall be dated the date of the effectiveness of such amendment or the date of filing of such supplement, or the date of such sale, as the case may be, in a form satisfactory to such Agent and shall be of the same tenor as the opinion referred to in Section 4(b)(i) but modified to relate to the Registration Statement and the Basic Prospectus as amended and supplemented to the time of delivery of such opinions. In lieu of any opinion, counsel last furnishing such an opinion to such Agent may furnish to such Agent a letter to the effect as though it were dated the date of such letter authorizing reliance on such last opinion (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Basic Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

          (j) Each time the Registration Statement or the Basic Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates or maturities offered on the Securities, for a change deemed immaterial in your reasonable opinion or for the terms of securities not being offered by you), or to set forth amended or supplemental financial information which is included or incorporated by reference in the Registration Statement or the Basic Prospectus, or if so indicated in the applicable Terms Agreement, each time the Company sells Securities to any of you pursuant to a Terms Agreement, any of you may request in writing that the Company cause its independent public accountants forthwith to furnish such Agent with a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, or the date of such sale, as the case may be, in a form reasonably satisfactory to such Agent, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter. If the Company elects not to furnish the requesting Agent with such a letter, such Agent shall have no further obligation to purchase, or to solicit offers to purchase, Securities pursuant to this Agreement or any Terms Agreement.

          (k) Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent of the Agent or Agents who are parties to such Terms Agreement, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Securities (other than (i) the Securities that are to be sold pursuant to such Terms Agreement or any other Terms Agreement under this Distribution Agreement, (ii) debt securities issued for consideration other than cash and (iii) commercial paper in the ordinary course of business), except as may otherwise be provided in any such Terms Agreement.

          (l) The Company will not issue any Securities except as have been duly authorized by all necessary corporate action on the part of the Company.

Exhibit 1.2                             6

     4. CONDITIONS OF THE OBLIGATIONS OF THE AGENT. Your obligations to solicit offers to purchase the Securities as Agent of the Company and to purchase Securities pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall have been instituted or threatened, and there shall have been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement or the Prospectus as amended or supplemented to such date.

          (b) At the Closing Date, each of you shall have received, and at each Settlement Date with respect to any applicable Terms Agreement, if called for by such Terms Agreement, each of you who is a party to the Terms Agreement shall have received:

               (i) an opinion of the General Counsel or Associate General Counsel of the Company and of Bryan Cave LLP, each dated as of such date, substantially in the forms heretofore delivered to each of you; and

               (ii) the opinion, dated as of such date, of your counsel, in form reasonably satisfactory to each of you.

          (c) On the Closing Date, the Company shall have furnished to each of you and at each Settlement Date with respect to any Terms Agreement, the Company shall have furnished to the applicable Agent a certificate of the Company, signed by the Chairman of the Board, the President, the Vice Chairman of the Board, the Treasurer, any Assistant Treasurer, or any Vice President, dated as of the Closing Date or such Settlement Date, to the effect that the signer of such certificate has examined the Registration Statement, the Basic Prospectus, any Prospectus Supplement and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, as amended or supplemented, there has been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus as amended or supplemented.

          (d) On the Closing Date the Company's independent public accountants shall have furnished to each of you and at each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, the Company's independent public accountants shall have furnished to the applicable Agent a letter or letters, dated as of the Closing Date or such Settlement Date, in form and substance reasonably satisfactory to you confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

Exhibit 1.2                             7

          (e) On the Closing Date, and at each Settlement Date with respect to any Terms Agreement, the Company shall have furnished to each of you such appropriate further information, certificates and documents as each of you may reasonably request.

     5. INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless each of you and each person, if any, who controls any of you within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities (including the reasonable fees and expenses of counsel in connection with any governmental or regulatory investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or the Prospectus (if used within the period set forth in paragraph (b) of Section 3 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability is caused by any such untrue statement or alleged untrue statement or omission or alleged omission made therein based upon information furnished in writing to the Company by any of you specifically for use in connection with the preparation thereof.

          (b) Each Agent agrees severally to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each of you, but only with reference to information relating to such Agent furnished in writing by such Agent expressly for use in the Registration Statement or the Prospectus.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to paragraph (b) above and by the Company in the case of parties indemnified pursuant to paragraph (a) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraph (a) or (b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall

Exhibit 1.2                             8
contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each of you on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each of you on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.
 The relative benefits received by the Company on the one hand and each of you on the other hand in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total commissions received by each of you in respect thereof. The relative fault of the Company on the one hand and each of you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by any of you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and each of you agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, none of you shall be required to contribute any amount in excess of the amount by which the total price at which the Securities offered and sold to the public through you exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     6. POSITION OF THE AGENT. In soliciting offers to purchase the Securities, each of you is acting solely as agent for the Company, and not as principal. Each of you shall use your reasonable best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities has been solicited by each of you and accepted by the Company, but none of you shall have any liability to the Company in the event any such purchase is not consummated for any reason.

     7. TERMINATION. This Agreement may be terminated at any time either by the Company or by any Agent with respect to such Agreement upon the giving of written notice of such termination to the other parties hereto. Any Terms Agreement may be terminated, immediately upon notice to the Company, at any time prior to the Settlement Date relating to a Terms Agreement (i) if, after the date of execution of the Terms Agreement, there has been, since the respective dates as of which information is given in the Registration Statement, as amended, any material adverse change or any development that would reasonably be expected to result in a material adverse change in the condition of the Company and its subsidiaries, taken as a whole, or (ii) if, after the date of execution of the Terms Agreement, there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Securities, or (iii) if trading generally on the New York Stock Exchange has been suspended or materially limited or a general moratorium on commercial banking activities has been declared by either Federal or New York State authorities. In the event of termination of this Agreement or any Terms Agreement, no party shall have any liability to the other parties hereto, except as provided in Sections 2(a), 3(b), 3(c), 3(f),

Exhibit 1.2                             9

5 and 6 and except that, if at the time of termination an offer to purchase any of the Securities has been accepted by the Company but the time of delivery to the purchaser or its agent of the Security or Securities relating thereto has not occurred, the Company's obligations provided in Sections 2(b), 2(c), 3(a), 3(g) through 3(k) and 4 shall not be terminated.

     8. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and each of you set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any of you or the Company or any of the officers, directors or controlling persons referred to in Section 5 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 2(a), 3(f), 5 and 6 hereof shall survive the termination or cancellation of this Agreement or any Terms Agreement.

     9. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered, sent via telex or facsimile transmission or telegraphed and confirmed at the following addresses:

or, if sent to the Company, will be mailed, delivered, sent via facsimile transmission (314-577-9017) or telegraphed and confirmed to it at One Busch Place, St. Louis, Missouri 63118, Attention: Treasurer; with copies to the Secretary and to the General Counsel at the same address. Such addresses for notices may be changed by any party by written notice to the others as aforesaid.

     10. SUCCESSORS. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in
Section 5 hereof, and no other person will have any right or obligation hereunder.

     11. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and each of you.

                                        Very truly yours,

                                        ANHEUSER-BUSCH COMPANIES, INC.

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[AGENT(S)]

By:
   -------------------------------------
Title:
      ----------------------------------

Exhibit 1.2                             10

                                   SCHEDULE A

                               MATURITY RANGE FEE

                             Maturity Range                                 Fee
-------------------------------------------------------------------------  -----

9 months to less than 1 year ............................................  .125%
1 year to less than 18 months ...........................................  .150%
18 months to less than 2 years ..........................................  .200%
2 years to less than 3 years ............................................  .250%
3 years to less than 4 years ............................................  .350%
4 years to less than 5 years ............................................  .450%
5 years to less than 6 years ............................................  .500%
6 years to less than 7 years ............................................  .550%
7 years to less than 10 years ...........................................  .600%
10 years to less than 15 years ..........................................  .625%
15 years to less than 20 years ..........................................  .650%
20 years to 30 years ....................................................  .750%

     With respect to Notes having a maturity in excess of 30 years, such other fee as shall be agreed upon by the Company and the Agent at the time of the sale.

Exhibit 1.2                             11

                       EXHIBIT A TO DISTRIBUTION AGREEMENT

                              [TITLE OF SECURITIES]

                                 TERMS AGREEMENT

                                     [DATE]

[Underwriter/Distribution Agent]

Dear Sirs:

     Anheuser-Busch Companies, Inc. (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated _______________ (the "Distribution Agreement"), between the Company and the Agents named therein to issue and sell to you, as principal, the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement is incorporated herein by reference in its entirety (except as otherwise provided in the Schedule hereto), and shall be deemed to be part of this Agreement to the same extent as if such provisions had been set forth in full herein. Capitalized terms not defined herein shall have the meanings set forth in the Distribution Agreement.

       Nothing contained herein shall make you an agent of the Company. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty with respect to the Prospectus in Section 1 of the Distribution Agreement shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus Supplement (as defined in the Distribution Agreement) which relates to the Purchased Securities.

       A Prospectus Supplement relating to the Purchased Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

       Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to you and you agree to purchase from the Company the Purchased Securities, at the time and place and in the principal amount set forth in the Schedule hereto.


       [procedures for payment and purchase]


       Between the date of this Terms Agreement and the Settlement Date hereunder, the Company will not, without your prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Purchased Securities other than (i) securities of the Company that are to be sold pursuant to this or any other Terms Agreement under the Distribution Agreement, (ii) debt securities issued for consideration other than cash and (iii) commercial paper in the ordinary course of business.

Exhibit 1.2                             12

       If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you of this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

       This Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

                                        ANHEUSER-BUSCH COMPANIES, INC.

                                        By:
                                           -------------------------------------
                                                    Authorized Officer

Accepted:

[UNDERWRITER/DISTRIBUTION AGENT]

By:
   ------------------------------------
Title:
      ---------------------------------

Exhibit 1.2                             13

                          [Schedule to Terms Agreement]

TITLE OF PURCHASED SECURITIES:



AGGREGATE PRINCIPAL AMOUNT:

DENOMINATIONS:

PRICE TO PUBLIC:

PURCHASE PRICE:

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

MATURITY:

INTEREST RATE:

INTEREST PAYMENT DATES:

INITIAL REDEMPTION PERCENTAGE:

ANNUAL REDEMPTION PERCENTAGE REDUCTION:

TIME OF DELIVERY:

CLOSING LOCATION:

CLOSING DOCUMENTS:

Exhibit 1.2                             14